                                                                    EXHIBIT 23.1

          Consent of the Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Mountain Valley Bancshares, Inc. on Form SB-2 of our report dated February 17, 2006, related to the audits of the consolidated financial statements of Mountain Valley Bancshares, Inc. at December 31, 2005 and 2004, and for each of the years in the two year period ended December 31, 2005, included herein, and to the reference to our firm as it appears under the caption "Experts".

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
May 8, 2006